As filed with the Securities and Exchange Commission on January 10, 2024

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S‑8

REGISTRATION STATEMEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California	95-2086631
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Block 1008 Toa Payoh North, Unit 03-09 Singapore	318996
(Address of Principal Executive Offices)	(Zip Code)

2017 Director Equity Incentive Plan

(Full title of the plan)

Srinivasan Anitha

Chief Financial Officer

Trio-Tech International

Block 1008 Toa Payoh North

Unit 03-09 Singapore 318996

(65) 6265-3300

(Telephone number, including area code, of agent for service)

Copies to:

Daniel W. Rumsey, Esq.

Jack Kennedy, Esq.

Disclosure Law Group, a Professional Corporation

655 West Broadway, Suite 870

San Diego, CA 92101

(619) 272-7050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 registers an additional 300,000 shares (the “Shares”) of the Common Stock, no par value (“Common Stock”), of Trio-Tech International, a California corporation (the “Registrant”), issuable pursuant to the Registrant's 2017 Director Equity Incentive Plan (the “Plan”). The Shares registered on this Registration Statement, along with shares of Common Stock registered on the previous Registration Statements on Form S-8 (File Nos. 333-222920 and 333-252841) (the “Prior Registration Statements”) amount to a total of 900,000 shares of registered Common Stock authorized for issuance under the Plan as of the date of this Registration Statement.

On December 11, 2023, the Registrant’s stockholders approved an amendment to the Plan, pursuant to which the number of shares of Common Stock reserved thereunder was increased by 300,000 shares to an aggregate of 900,000 shares (the “Amendment”).

Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been previously filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement:

●

the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed on September 27, 2023, including the portions of the Registrant’s Definitive Proxy Statement with the Commission on October 27, 2023, incorporated by reference in Part III of such Annual Report on Form 10-K;

●	the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on November 13, 2023;

●	the Registrant’s Current Reports on Form 8-K filed on October 17, 2023 and December 14, 2023 (except that any portions thereof that are furnished and not filed shall not be deemed incorporated); and

●

The description of Registrant's Common Stock, no par value, registered under Section 12(b) of the Exchange Act, contained in Registrant's Registration Statement on Form 8-A, dated September 28, 1997, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8. Exhibits

(a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of the Regulation S-K and are specifically incorporated herein by this reference:

Exhibit Number	Description
5.1	Opinion and Consent of Disclosure Law Group, a Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Country of Singapore, on January 10, 2024.

TRIO-TECH INTERNATIONAL

By: /s/ Srinivasan Anitha Name: Srinivasan Anitha Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S.W.Yong	Chairman and Chief Executive Officer	January 10, 2024
S.W. Yong	(Principal Executive Officer)

/s/Victor H.M.Ting	Director	January 10, 2024
Victor H. M. Ting

/s/Richard M. Horowitz	Director	January 10, 2024
Richard M. Horowitz

/s/Jason T. Adelman	Director	January 10, 2024
Jason T. Adelman